Exhibit 10.1

AMENDMENT NO. 3
TO
SYNERGY CHC CORP.
2024 EQUITY INCENTIVE PLAN

WHEREAS, Synergy CHC Corp. (the “Company”) previously established the 2024 Equity Incentive Plan of the Company (the “Plan”); and

WHEREAS, Section 13(a) of the Plan permits the Board of Directors of the Company to amend the Plan as set forth herein, subject to the approval of the Company’s stockholders as required by applicable law;

WHEREAS, the Board of Directors and the Company’s stockholders have approved this amendment as required by applicable law and the Company’s governing documents.

NOW, THEREFORE, the Plan is hereby amended, effective as of June 29, 2026, as follows:

1.	Section 5(b) is hereby deleted and replaced with the following (the “Amendment”):

“Subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of one hundred fifty million (150,000,000) shares of Common Stock, all of which may be issued pursuant to the exercise of Incentive Stock Options.”

2.	Section 13(a) is hereby amended by deleting the proviso beginning with “provided that (i) no amendment…” in its entirety and replacing it with the following:

“provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted);”

3.	Section 13(b) is hereby amended by deleting the proviso beginning with “provided, further, that without shareholder approval…” in its entirety and replacing it with the following:

“provided, further, that the Committee may modify the purchase price or the Exercise Price of any outstanding Award, or cancel any Award in exchange for cash or another Award, in each case without the approval of the Company’s shareholders.”

4.	This Amendment shall be effective as of the date set forth above.

5.	In all other respects, the Plan is hereby ratified and confirmed.

* * *

Approved by the Board of Directors: April 17, 2026

Approved by the Stockholders: June 29, 2026